U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):August 25, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain
(Address of European principal executive offices)

34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Nevada State Court Action (the “Nevada Action”)

History of the Nevada Action

As previously reported, on August 11, 2010, Mr. Bunimovitz, together with Consipio Holding BV (“Consipio”), a creditor of the Company, and Tisbury Services Inc., filed a Complaint against Private Media Group, Inc. in Nevada County Court, Clark County, Nevada (Case No. A-10-622802-B) alleging mismanagement of the Company’s business by the Company’s three independent directors, Johan G. Carlberg, Peter Dixinger and Bo Rodebrandt, and Berth Milton, the Company’s Chairman and CEO, and seeking to have Mr. Bunimovitz and another non-independent director, Eric Johnson, appointed as receivers to run the business and affairs of Private, to the exclusion of the other directors. The Complaint also sought an injunction which, if granted, would prevent Private from issuing any stock, borrowing any money or taking any other action outside the ordinary course of business. The Complaint does not name any defendant other than the Company. The matter was set by the Court for a Preliminary Hearing on September 3, 2010, to determine whether the Plaintiffs were entitled to any of the requested relief. On August 25, 2010, the plaintiffs amended the Complaint by adding an additional cause of action as a shareholder derivative suit against Messrs. Carlberg, Dixinger, Rodebrandt, and Milton, as well as the Company’s CFO, Johan Gillborg, and Phil Christmas, the Financial Director of Private’s principal operating subsidiary, alleging gross mismanagement and breach of fiduciary duty, arising out of transactions between the Company and Milton or his affiliates, including the failure of an affiliate of Milton, Slingsby Enterprises Limited, to repay a related party receivable in excess of EUR 7 million, and compensation paid to Milton in 2009 without prior Board approval. On September 3, the Company filed Counterclaims against Bunimovitz and Consipio, alleging that Bunimovitz breached his fiduciary duty as a director and CEO of Private by improperly conspiring with Consipio, a creditor of the Company, to take over control of the Company, and seeking unspecified damages.

On August 13, 2010, the Plaintiffs also requested the Court to grant a temporary injunction, to remain in effect until the Preliminary Hearing on September 3, which, if granted, would have prohibited the Company from engaging in any transaction outside the ordinary course of business. The Court denied the Plaintiffs’ requested temporary relief, but issued a temporary order, to remain in effect until the conclusion of a Preliminary Hearing, requiring Private to seek permission of the Court to hold any special Board meeting.

The Preliminary Hearing commenced on September 3, 2010 before Presiding Judge Elizabeth Goff Gonzalez to determine whether the Plaintiffs were entitled to appointment of a receiver or other injunctive relief. On November17, 2010, following the conclusion of the Preliminary Hearing, the Court denied the Plaintiff’s request for appointment of a receiver, determining that the statutory requirements to appoint a receiver to address alleged mismanagement were not met. The Court also modified its temporary order issued on August 13, 2010. As modified, the preliminary injunction requires Private to seek permission of the Court to hold any special Board of Directors meeting. The preliminary injunction also requires that all transactions outside of the ordinary course of business be approved by a majority of disinterested directors without such directors being unduly influenced by current management or its current outside legal counsel. Further, although the Preliminary Injunction contains a specific finding by the Court that it has found no violation of any federal rule or listing requirement regarding the issuance of shares, self-dealing or misappropriation, allegations contained in the Complaint, the Court made a preliminary finding that the failure of Private to demand repayment of related party receivables from Slingsby Enterprises Limited (currently 7.4 million EUR at December 31, 2010), much of which has been outstanding since at least 2002, is a violation by the Company of the provisions of Section 402 of the Sarbanes-Oxley Act, and that the Company has an obligation to bring legal proceedings to enforce repayment of the outstanding amount. This finding appears to be based upon an interpretation by the Court of Section 402 which the Company believes is erroneous. The Court seems to have concluded that because Mr. Milton may have indirectly personally benefited from the extension of indebtedness to his controlled companies arising out of business transactions with the Company, the continued extension of this indebtedness constitutes a “personal loan to or for the benefit of any director or executive officer” within the meaning of Section 402 of SOX. The Company believes that this preliminary ruling misstates the scope and purpose of Section 402, which was to prohibit personal loans to affiliates, but not to prohibit incurring indebtedness in connection with bona fide business transactions between the Company and an affiliate.

The Preliminary Injunction also contains preliminary findings that notwithstanding approval by all three independent directors and a majority of the disinterested directors of a retention bonus of EUR139,000 awarded to Mr. Milton in March 2010, the retention bonus was improper and the bonus should be returned. Specifically, the Court made preliminary findings that this decision was improperly influenced by statements made by Mr. Milton in a Board of Directors meeting that he would resign and sell his position in the Company if he was not adequately compensated, and the advice of the Company’s outside legal counsel that the directors should consider the advisability of granting a retention bonus, a subject that had not been considered by the directors prior to counsel’s advice.

In January and March 2011 the Court granted motions filed by defendants Bo Rodebrandt, Peter Dixinger, Johan Carlberg, Johan Gillborg and Philip Christmas dismissing all of the plaintiffs’ claims against each of them, due to lack of jurisdiction over them. Accordingly, there is only one remaining named defendant, Berth Milton, who also filed a motion dismissing him from the action on the grounds that the Nevada court has no jurisdiction of Mr. Milton. This motion was denied by the Court, and the Nevada Supreme Court has granted a Writ agreeing to review the decision by the lower Court finding jurisdiction over Berth Milton in this proceeding.

Appointment of a Receiver in the Nevada Action

On July 26, 2011, the Court, on its own motion, decided to reconsider its Order entered on November 17, 2010, insofar as it had previously determined that it would be inappropriate to appoint a receiver for the Company.

On August 25, 2011, following a hearing held on August 23, 2011, the Court entered an Order appointing Eric Johnson, a director, as a receiver for the Company, to serve in such capacity until further order of the Court. The Order purports to appoint a receiver for the purposes of (i) preserving the Company’s assets and business, and (ii) setting the date for and conducting the 2011 Annual Meeting of Shareholders. The Order places the receiver in control of all of the assets of the Company. The current Board of Directors will remain in place until the Annual Meeting of Shareholders and until their successors are elected by the shareholders, to be held later this year. The current directors will continue to perform its duties as required by federal law and the Nasdaq Marketplace Rules until their successors are so elected.

Application for Emergency Writ with the Nevada Supreme Court

The Company intends to file an application for an emergency writ with the Nevada Supreme Court to stay the Order of the Court, and to set aside the appointment of a receiver. The Company believes that the Court’s appointment of a Receiver violates state law, as the statutory and other legal requirements for appointment of a receiver have not been met, and that Judge Gonzalez’s decision was improperly motivated by personal bias. Whether or not the Order is stayed or set aside, the Company intends to continue to conduct its business in the ordinary course.

Nevada Supreme Court Hearing on September 8, 2011, Regarding Voting Rights of 5.6 Million Shares

In a related matter in the Nevada Action, the Nevada Supreme Court has ordered that oral arguments be held before all seven Nevada Supreme Court justices on September 8, 2011, to determine the validity of the lower court’s Order entered in October 2010 that Consipio Holding bv, an unsecured creditor of the Company, has the right to vote 5.6 million shares pledged by Slingsby Enterprises Ltd. in 2001 to secure a $4 million loan from Commerzbank to the Company, which shares have been claimed to be beneficially owned by Berth Milton, the owner of Slingsby Enterprises Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: August 26, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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